Exhibit 1.1

FORM OF DEALER MANAGER AGREEMENT

                     , 2012

Dividend Capital Securities LLC

518 17th Street, 17th Floor

Denver, CO 80202

As described in more detail below, Dividend Capital Total Realty Trust Inc., a Maryland corporation (the “Company”), filed a registration statement, Registration No. 333-175989, with the SEC for an offering (the “Offering”) of up to $3,000,000,000 in any combination of Class W, Class I and Class R shares (the “Shares” or the “Stock”) of its common stock, $0.01 par value per share, comprised of a maximum amount of Shares set forth in the Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to the Company’s primary offering (the “Primary Shares”) and a maximum amount of Shares set forth in the Prospectus that will be offered pursuant to the Company’s distribution reinvestment plan (the “DRIP Shares”) (subject to the Company’s right to reallocate such Share amounts, as described in the Prospectus). In connection with the Offering, the minimum purchase by any one person shall be $2,000 in Shares (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Dividend Capital Securities LLC (the “Dealer Manager”)).

The Company is offering to the public three classes of Shares, Class W shares, Class I shares and Class R shares. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Primary Shares are to be issued and sold to the public on a “best efforts” basis through the Dealer Manager, as the dealer manager, and the broker-dealers (the “Dealers”) with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement in the form attached to this Agreement as Exhibit “A” at a purchase price equal to the Company’s net asset value (“NAV”) per share applicable to the class of shares being purchased on such day prior to giving effect to any share purchases or redemptions to be effected on such day (as calculated in accordance with the procedures described in the Prospectus), plus, for Class W shares, applicable selling commissions, subject in certain circumstances to waivers or reductions thereof. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price equal to the Company’s NAV per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus).

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer that:

a. A registration statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder, covering the Shares. Said registration statement, which includes a preliminary prospectus, was initially filed with the SEC on August 2, 2011. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The registration statement and prospectus contained therein, as finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b).) “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC.

b. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply with the Securities Act and the Rules and Regulations. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.

f. Unless otherwise described in the Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i. At the time of the issuance of the Shares, the Shares will have been duly authorized and, upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

c. It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

3.	Obligations and Compensation of Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company’s right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.

b. Promptly after the Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c. Subject to volume discounts and other special circumstances described in or otherwise provided under the caption “Plan of Distribution” in the Prospectus, the Company will pay to the Dealer Manager selling commissions in the amount of 3.0% of the NAV per Class W share for each sale of Class W Primary Shares, calculated after the close of business on the day that a purchase order is received in proper form and processed by the Company, or if such day is not a business day or such purchase order is not received in proper form and processed until after the close of business on such day, calculated after the close of business on the next business day. The selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class W shares and substantially all of the selling commissions will be reallowed by the Dealer Manager to the Dealers. The Company will not pay to the Dealer Manager any selling commissions in respect of the purchase of any Class I shares, Class R shares or DRIP Shares.

d. Subject to the limitations set forth in Section 3.f. below, the Company will pay to the Dealer Manager a distribution fee with respect to Class W shares only sold during the term of this Agreement that accrues daily in an amount equal to 1/365th of 0.50% of the Company’s NAV allocable to Class W shares each day (the “Distribution Fee”). The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow the Distribution Fee to the Dealers. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class I shares or Class R shares.

e. Subject to the limitations set forth in Section 3.f. below, the Company will pay to the Dealer Manager (1) a dealer manager fee with respect to the Class W shares and the Class I shares sold during the term of this Agreement that accrues daily in an amount equal to 1/365th of 0.60% of the Company’s NAV allocable to the Class W shares and the Class I shares each day, and (2) a dealer manager fee with respect to the Class R shares sold during the term of this Agreement that accrues daily in an amount equal to 1/365th of 0.10% of the Company’s NAV allocable to the Class R shares each day (collectively, the “Dealer Manager Fees”). The Company will pay the Dealer Manager Fees to the Dealer Manager monthly in arrears. The Dealer Manager may reallow a portion of the Dealer Manager Fees (the “Reallowable Amount”) in the event one or more Selected Dealer Agreements provide for such a reallowance (the amount reallowed being referred to as the “D/M Fee Reallowance”); provided, however, that any such D/M Fee Reallowance shall have been approved by the Company prior to execution of such

Selected Dealer Agreement. No later than the 15th day following the end of each calendar quarter, the Dealer Manager shall provide a statement to the Company showing the amount of the D/M Fee Reallowance and the Reallowable Amount for such quarter.

f. The Dealer Manager will cease receiving Distribution Fees and Dealer Manager Fees with respect to Shares sold in this Offering upon the earlier to occur of the following: (i) a listing of the class of such Shares on a national securities exchange; (ii) after the termination of the Offering, the aggregate selling commissions, Distribution Fees, Dealer Manager Fees and all other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Dealers equaling 10.0% of the gross proceeds raised from the sale of Primary Shares in the Offering, or (iii) such Shares no longer being outstanding, for example (without limitation), upon their redemption or other repurchase by the Company, upon the dissolution of the Company, or upon a merger or other extraordinary transaction in which the Company is a party and in which the Shares are exchanged for cash or other securities.

g. Distribution Fees and substantially all of the selling commissions received by the Dealer Manager will be reallowed to the Dealer who sold the Primary Shares giving rise to such Distribution Fees as described more fully in the Selected Dealer Agreement entered into with such Dealer. A portion of the Dealer Manager Fees received by the Dealer Manager may be reallowed to the Dealers who sold the Primary Shares giving rise to such Dealer Manager Fees as described more fully in the Selected Dealer Agreement entered into with such Dealer. The Company will not be liable or responsible to any Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fees or Distribution Fee to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fees and Distribution Fee to Dealers. Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fees and Distribution Fee to such Dealers without incurring any liability therefor.

h. In addition to the other items of underwriting compensation set forth in this Section 3, the Company shall reimburse the Dealer Manager for certain costs and expenses incident to the Offering as provided in the Prospectus (which may be amended and supplemented from time to time), to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company; (c) customary promotional items; and (d) legal fees of the Dealer Manager; provided, however, that, the aggregate of all underwriting compensation paid in connection with the Offering may not exceed 10.0% of the gross proceeds from the sale of the Primary Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.i.

i. In addition to reimbursement as provided under Section 3.h, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

j. The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer

Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

k. The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus. Also as provided in the “Plan of Distribution” section of the Prospectus, the Dealer Manager or any Dealer may reduce the amount of its sales commission on sales of $500,000 or more of Class W Shares to certain purchasers in order to provide a reduction to the total purchase price for such Class W Shares.

4.	Indemnification.

a. The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or the Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or the Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of any Dealer or the Dealer Manager specifically for use with reference to such Dealer or the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the

NASAA REIT Guidelines (as defined below). In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b. The Dealer Manager will indemnify and hold harmless the Company, each officer and director of the Company, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

c. Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable rules of FINRA, federal or state securities laws or the rules and regulations promulgated thereunder, the NASAA REIT Guidelines (as defined in Section 11 below), or any other state or federal laws and regulations applicable to the Offering or the activities of the Dealer in connection with the Offering, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 4 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 4) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5. Survival of Provisions. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

6. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Colorado; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Denver, Colorado.

7. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.	Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

9. Term and Termination.

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon the effective date of the termination of the Offering without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

11. Suitability of Investors. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with Dealers the Dealer Manager will require that the Dealer comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”). The Dealer Manager shall sell Class I shares and Class R shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Dealers who are authorized to sell such shares. The Dealer Manager shall maintain, or in its agreements with the Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

12.	Submission of Orders.

a. Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription eligibility form provided by the Company to the Dealer Manager and each Dealer for use in connection with the Offering (the “Eligibility Form”) and to deliver to the Dealer such completed and executed Eligibility Form together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their instruments of payment payable to or for the benefit of “Dividend Capital Total Realty Trust Inc.” Purchase orders received by the Company prior to the close of the New York Stock Exchange (generally,

4:00 p.m. Eastern time; the “close of business”) on any business day will be executed at the price per share of the class of shares being purchased calculated at the end of such business day in accordance with the procedures described in the Prospectus. Purchase orders placed after the close of business on any business day, or on a day that is not a business day, will be executed at the price per share of the class of shares being purchased calculated at the end of the next business day in accordance with the procedures described in the Prospectus. No sale of Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

The Dealer Manager and any Dealer receiving an Eligibility Form or instrument of payment not conforming to the foregoing instructions shall return such Eligibility Form and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Eligibility Forms and instruments of payment received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.

b. Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Eligibility Forms and instruments of payment are received from subscribers, Eligibility Forms and instruments of payment will be transmitted in care of the Dealer Manager by the end of the next business day following receipt by the Dealer for deposit to Dividend Capital Total Realty Trust Inc.

c. Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer at the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Eligibility Forms and instruments of payment in care of the Dealer Manager for deposit to Dividend Capital Total Realty Trust Inc.

d. Where the Dealer Manager is involved in the distribution process, Eligibility Forms and instruments of payment will be transmitted by the Dealer Manager to Dividend Capital Total Realty Trust Inc. as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:

Accepted and agreed to as of the date first above written:

DIVIDEND CAPITAL SECURITIES LLC

By:

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